BUSINESS DEVELOPMENT AND
STRUCTURING CONSULTANCY AGREEMENT

This Business Development and Structuring Consultancy Agreement (hereinafter referred to as the "Agreement") is made as of the 27th day of June 2024 ("The Effective Date"), by and between:

DR. D'ORLEANS DE FRANCE BENEDICT CARL WILLIAM (a/k/a BEN CARL SMET), an individual, Belgian Passport No. GB6101818, issued July 20, 2023, with principal residence address at Wollerauerstrasse 41, CH-8834 Schindellegi-Feusisberg, Switzerland, and in the United Kingdom at May Tree House, Cutsdean, Cheltenham GL54 5RX United Kingdom (hereinafter referred as the "Consultant" and

PHILUX GLOBAL GROUP INC. (f/k/a PHI GROUP, INC.), a corporation duly organized and existing under and by the virtue of the laws of the state of Wyoming, U.S.A., Registration ID 2017-000769478, with principal business offices at 2323 Main Street, Irvine, CA 92614, U.S.A., represented by Mr. Henry D. Fahman, its Chairman and Chief Executive Officer, hereinafter referred to as the "Company."

This Agreement defines the scope of services that have been provided and continue to be provided by Consultant to the Company in the Recitals that follow as well as the compensation to be paid by the Company, in exchange, pertaining to the business development and structuring services contemplated and performed by and between the Company and Consultant.

RECITALS

WHEREAS, the Company has been desirous of a establishing a compartmentalized regulated/unregulated Bank Fund (RAIF) in Luxembourg, the Asian Diamond Exchange and the International Financial Center in Vietnam.

WHEREAS, the Company entered into a business structuring contract and Luxembourg Bank Fund set-up contract with the Consultant in Luxembourg on November 30, 2017 and an additional contract (containing additional fee contributions to the Consultant) between the parties on October 4, 2018 in Hanoi, Vietnam.

The content of the contracts was the establishing of a compartmentalized regulated/unregulated Luxembourg Bank Fund (RAIF) and following this the set-up and establishing of the Asian Diamond Exchange for rough and polished diamond trade and the reconsolidating of the lab-grown diamond industry in Vietnam.

In a first instance, and in collaboration with the Chu Lai Free Economic Zone in Quang Nam Province, Vietnam, all was organized and paid for by the Consultant in order to start the operation on May 15, 2018. Numerous efforts and the establishing of expert teams, headed

by the Consultant were done to make this venture happen.

After DLP Law Firm was paid and with complete financial interventions by and financial backing, funding and guarantees done by the Consultant, the Luxembourg Bank Fund PHILUX GLOBAL FUNDS, SCA, SICAV- RAIF was established and delivered on May 20, 2020 and the full approval of the Fund was certified by the Luxembourg Bank Regulator (the 'CSSF') and on May 22, 2020.

The Consultant has been leading full-time a group of experts for the setup of the Asian Diamond Exchange ("ADE") since January 2018. All costs thereto were advanced and paid by the Consultant from 2018 up till now and fractional reimbursements for costs have been obtained from the Company.

The Consultant has brought together the 11 main trading players in the rough diamond industry to come to Vietnam. He has established a partnership with the biggest player in the rough trading and polishing group and other main international diamond trading groups have also joined the overall venture.

Furthermore, together with the groups, a full Kimberly Process Certification Scheme (KPC) to prevent 'conflict diamond' trading was established and is aligned from time to time. Also, the new lab grown diamond KPC scheduling is already implemented. A unique and KPC approved structure has been established where under the PHI Vietnam umbrella, in collaboration with KPC Mumbai, India, a "Public-Private-Partnership" (PPP) was established in which the Vietnamese authorities would hold 15% and PHI or its local corporate entity would hold 85% of the voting rights. For the lab grown diamond segment, this has been planned in the Chu Lai Free Economic Zone and for the Rough and Polished Diamond Parcel Trade, this is being planned on Thanh Da Peninsula, Ho Chi Minh City, Vietnam.

PHI took the decision to move the greater part of the ADE rough and polishing venture, first to an Industrial Zone to be established close to the new international Airport in Long Thanh District, Dong Nai Province, Vietnam and this year to the Thanh Da Island, which is 5 km from the center of Ho Chi Minh City. This location change has caused the entire KPC Process and administration to be adapted and redone with renewed financial input, mostly carried by the Consultant.

A rough diamond trading export flow to Vietnam was negotiated and concluded by the Consultant with the Dubai Multi-Commodities Center (DMCC) and Dubai Diamond Exchange. It is the Consultant who also set up and established the Dubai Diamond Exchange in 2002-2005.

In 2023, an international diamond trading platform was created by the Consultant to unify the trading efforts of three major international trading groups with the advice and counsel thereto by the senior board member of the largest group.

Together with the afore-mentioned board member of the largest group, the Consultant has also covered the financial backbone of the diamond trading venture via the setup of a financial institution in Botswana. It is the intention of the Consultant to donate and transfer 50% of his own voting shares of the institution to PHI the moment all budgets for the venture are arranged by PHI and all financial obligations and reimbursements by PHI to him are met. It is the intention of the parties involved to establish a subsidiary of the financial institution

in the ADE Vietnam and have local banking partners join this initiative.

The Consultant has also established a collaboration partnership with the Antwerp Diamond Exchange (Belgium), the Dubai Diamond Exchange and the Tel-Aviv Diamond Exchange for the ADE.

Recently, the Consultant has started a structuring project, in order for PHI to setup and establish an International Financial Center on the Thanh Da Peninsula, Ho Chi Minh City, Vietnam in connection with the Asian Diamond Exchange. This will be similar as what the Consultant has established successfully for Dubai in 2002-2005 and this now incorporating the international changes of the last decade.

Once PHI has effectuated all budgeting and all financial requirements and obligations, the ongoing process will effectively materialize and the Consultant then shall transfer the entire venture to PHI.

NOW THEREFORE, in consideration of the terms, promises, conditions and mutual covenants herein contained, and each intending to be legally bound hereby, the Consultant and Company are parties to this Agreement and agree as follows:

A. Business Development and Structuring Consultancy Services. The Consultant has provided and will continue to provide the business development and structuring consulting services mentioned in the foregoing Recitals and any other services that may be required to assist the Company to plan, design, develop, establish, and operate the Asian Diamond Exchange and International Financial Center in Vietnam. In particular:

The Consultant will continue to:

1. Undertake and establish the maintenance of all agreed diamond groups for participating and coming over to the PHI venture in Vietnam on the aforementioned location;

2. Maintain all established contacts with the main operational worldwide diamond trading platforms and after all legal requirements and financial budgets are in place by PHI (the Company);

3. Secure the Vietnamese KPC requirements when all under '2.' is established and secured;

4. Continue and endeavor to maintain all world-level diamond player involvements and secured participations with all relevant groups when all under '2.' is secured and established;

5. Continue to advise and inform PHI (The Company) of all steps taken and all next steps to be taken to make the ADE and the planned financial center a success;

6. Etc.

B. Purpose of Engagement. The Company is desirous of achieving the above-

mentioned objectives to enable it to implement its business plan. The engagement will be on an exclusive basis.

C. Term of Engagement/Termination. The term of our engagement hereunder shall be for a period of five (5) years ("Engagement Period") commencing the date of the signing of this Agreement. During the term of this agreement:

1. The Company will have the right to terminate (the "Termination") the Consulting Service Agreement by providing 60 days prior written notice to Consultant.

2. The Consultant will have the right to terminate the Consulting Service Agreement by providing 60 days prior written notice to Company.

D. Role of Consultant. Consultant will act as the Company's exclusive Consultant with respect to the scope of services mentioned in the Recitals and Article A above.

E. Compensation and Payment. Both parties agree that the Company shall pay the Consultant a total of Twenty-Five Million U.S. Dollars (USD 25,000,000) for the services that have been rendered in the Recitals and those to be rendered as set forth in Article A above. The schedule of compensation payments shall be mutually agreed upon by both Parties by private agreement.

F. Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to Consultant in connection with any and all services to be performed hereunder by Consultant for and on behalf of the Company shall be, to the best of the Company's knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Consultant to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to Consultant. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

G. Representations of the Consultant. The parties further agree that the Consultant shall not have the authority to enter into any contract and/or agreement and/or to otherwise bind Company in any way to any third party unless approved by Company in writing. Consultant hereby warrants and represents that he has the right to perform the consulting services and to disclose to Company all information transmitted to potential investors in performance of these consulting services. The representations and warranties set forth herein shall survive the

termination or expiration of this Agreement.

H. **Liability and Indemnity**. The Company shall reimburse, indemnify, defend and hold harmless the Consultant from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys' fees and expenses), arising out of or in connection with any acts or omissions of the Consultant made in good faith and in the performance of the duties of the Consultant under this Agreement, except to the extent resulting from the Consultant's acts or omissions constituting fraud, bad faith, willful misconduct, gross negligence or breach of fiduciary duty in the performance, or reckless disregard, of his duties under this Agreement.

I. **Confidentiality**. The Consultant acknowledges that during the engagement he will have access to and become acquainted with various Company information, Company records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company's business and product processes, methods, customer lists, accounts and procedures. The Consultant agrees that he will not directly disclose any of the aforesaid or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company and with the Company's express written permission.

J. **Independent Consultant**. This Agreement shall not render the Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose. The Consultant is and will remain an independent Contractor in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Consultant's compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

K. **Amendment.** No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

L. **Notices.** All notices, requests, or other communications pursuant to this Business Cooperation Agreement shall be in writing or by facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by facsimile transmission; or (ii) seven business days after sending by international priority delivery services; or (iii) fifteen business days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to the Consultant:

DR. D'ORLÉANS DE FRANCE BENEDICT CARL WILLIAM
(a/k/a BEN CARL SMET)

Wollerauerstrasse 41
CH-8834 Schindellegi-Feusisberg, Switzerland
Telephone: +41 794202394
Email: ben@smet.cc

If to the Company:

Philux Global Group, Inc. (f/k/a PHI Group, Inc.)
Attn: Henry D. Fahman, Chairman & CEO
2323 Main Street
Irvine, CA 92614
Telephone: +1-714-793-9227
Email : henry@philuxglobal.com

M. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

N. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

O. Construction; Venue. This Agreement shall be governed by and construed in accordance with the laws of California, USA. The Parties agree that the sole and exclusive venue for any matters arising hereunder shall be the court of competent jurisdiction in Los Angeles, California and agree to waive any objections to such venue.

P. Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

Q. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

R. Attorneys' Fees and Court Costs. If any party to this Agreement brings an action, directly or indirectly based upon this Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not

limited to, reasonable attorneys' fees and expenses and court costs.

IN WITNESS WHEREOF, the Parties hereto have executed this Business Development and Structuring Consultancy Agreement by their authorized representatives as of the date first above written.

Dated: June 27, 2024

DR. D'ORLÉANS DE FRANCE BENEDICT CARL WILLIAM
(a/k/a BEN CARL SMET)

By: ______________________
d'Orléans de France Benedict Carl William
(a/k/a Ben C. Smet)

PHILUX GLOBAL GROUP, INC.

PHILUX GLOBAL GROUP CORPORATE SEAL 1982 WYOMING

By: ______________________
Henry D Fahman, Chairman and Chief Executive Officer